Exhibit 99.1

ENDURANCE INTERNATIONAL GROUP ANNOUNCES

COMPLETION OF CREDIT AGREEMENT REFINANCING

BURLINGTON, MA (June 14, 2017) — Endurance International Group Holdings, Inc. (“Endurance” or the “Company”) (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced that it has completed its previously announced refinancing of the Company’s outstanding $716.625 million term loans due November 2019 (the “2019 Term Loans”) and $980.625 million incremental term loans due February 2023 (the “2023 Term Loans”). The $1,697 million refinancing first-lien term loans due February 2023 (the “Refinancing Term Loans”) were used to repay the 2019 Term Loans and the 2023 Term Loans.

The Refinancing Term Loans are priced at an interest rate of LIBOR + 400, which is 148 basis points lower than the pricing of the 2019 Term Loans and 100 basis points lower than the pricing of the 2023 Term Loans. The Company expects to reduce its cash interest expense by approximately $22 million on an annual basis as a result of this refinancing.

The Refinancing Term Loans are subject to the same maximum senior secured net leverage covenant as the 2019 Term Loans and the 2023 Term Loans. The Refinancing Term Loans will mature on February 9, 2023, extending the maturity of the 2019 Term Loans.

Cautionary statement concerning forward-looking information

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the expected impact of the refinancing on the Company’s cash interest expense. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “will” and variations of such word or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks and uncertainties discussed in Endurance’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Endurance’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2017 and most recent Annual Report on Form 10-K for the year ended December 31, 2016. You can obtain copies of Endurance’s filings with the SEC for free at the SEC’s website (www.sec.gov). Endurance does not assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) (em)Powers millions of small businesses worldwide with products and technology to vitalize their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, iPage, Domain.com, BigRock, SiteBuilder and SinglePlatform, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 4,000 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Endurance Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Endurance Press Contact:

Lark-Marie Antón

Endurance International Group

(646) 887-7272

press@endurance.com

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